LITHIA REPORTS RECORD SECOND QUARTER 2019 RESULTS AND SAME STORE INCREASES IN ALL BUSINESS LINES
________________________________________________

DECLARES DIVIDEND OF $0.30 PER SHARE FOR SECOND QUARTER

Medford, Oregon, July 24, 2019 - Lithia Motors, Inc. (NYSE: LAD) today reported the highest second quarter revenue and earnings per share in company history.

Second quarter 2019 revenue increased 4% to a record $3.2 billion from $3.1 billion in the second quarter of 2018.

Second quarter 2019 net income per diluted share was $2.63, an 8% increase over $2.44 per diluted share reported in the second quarter of 2018. Adjusted second quarter 2019 net income per diluted share was $2.95, a 17% increase compared to net income of $2.52 per diluted share in the same period of 2018. Second quarter 2019 net income was $62 million, a 2% increase compared to net income of $61 million in the same period of 2018. Adjusted second quarter 2019 net income was $69 million, an 11% increase compared to net income of $63 million for the same period of 2018.

As shown in the attached non-GAAP reconciliation tables, the 2019 second quarter adjusted results exclude a $0.32 net non-core charge primarily due to weather related events and acquisition expenses. The 2018 second quarter adjusted results exclude an $0.08 net non-core charge related to acquisition expenses and weather related events partially offset by a tax attribute.

Second Quarter-over-Quarter Operating Highlights:

•	Total income from operations increased 7.6%

•	Total same store sales increased 5.8%

•	Same store new vehicle retail sales increased 0.2%

•	Same store used vehicle retail sales increased 12.3%

•	Same store F&I per unit increased 11.3% to $1,451

•	Same store service, body and parts sales increased 9.7%

•	Same store total gross profit per unit increased 3.7% to $3,602

"Our second quarter results demonstrate the success of our operating model," said Bryan DeBoer, President and CEO. "Our commitment to serve customers wherever, whenever, however they desire is improving our performance with same store increases in all business lines."

For the first six months of 2019 revenues increased 5% to $6.1 billion, compared to $5.8 billion in 2018.

Net income for the first six months of 2019 was $5.08 per diluted share, compared to $4.50 per diluted share in 2018. Adjusted net income per diluted share for the first six months of 2019 increased 18% to $5.42 from $4.59 in 2018.

Corporate Development
During the second quarter, we continued the optimization of our network with the addition of Hamilton Honda in Hamilton Township, New Jersey and Ford Lincoln of Morgantown in Morgantown, West Virginia. In July, we added our first Jaguar Land Rover franchise in Mission Viejo, California. These acquisitions are expected to add over $320 million in annualized revenue.
We invest in innovation to advance our position as a leading provider of personal transportation solutions. Initiatives are pursued in several categories, including investments to drive improvements and efficiencies in our existing operations, vertical and horizontal adjacencies to our core business, and through bold partnerships with emerging disruptors.

"Expanding our physical network combined with enhanced digital solutions will allow for us to further increase market reach and drive profitability," said DeBoer. "The acquisition market remains active and we are well positioned to accelerate our growth strategy in the coming quarters."

Balance Sheet Update
We ended the second quarter with $45 million in cash and $218 million in availability under our credit facility. Additionally, approximately $329 million of our operating real estate is currently unfinanced, which we estimate could provide $247 million in capital, for total potential liquidity of approximately $510 million.

"Our disciplined capital deployment strategy is a catalyst for our growth combined with maintaining low leverage" said Tina Miller, Senior Vice President and CFO. "We prioritize allocating capital for acquisitions, internal investments, innovation and shareholder return."

Dividend Payment
Our Board of Directors approved a dividend of $0.30 per share related to second quarter 2019 financial results. We expect to pay the dividend on August 23, 2019 to shareholders of record on August 9, 2019.

Second Quarter Earnings Conference Call and Updated Presentation
The second quarter 2019 conference call may be accessed at 10:00 a.m. ET today by telephone at 877-407-8029. An updated presentation highlighting the second quarter 2019 results has been added to our investor relations website. To listen live on our website or for replay, visit www.lithiainvestorrelations.com and click on webcasts.

About Lithia
Lithia Motors, Inc. is one of the largest providers of personal transportation solutions in the United States and is among the fastest growing companies in the Fortune 500 (#265-2019). Lithia is a growth company powered by people and innovation. By purchasing and building strong businesses that have yet to realize their potential, Lithia generates significant cash flows while maintaining low leverage. Operational excellence is achieved by refocusing the business on the consumer experience and by utilizing proprietary performance measurements to increase market share and profitability. Lithia’s unique growth model reinvests to expand its nationwide network and to fund innovations that create personal transportation solutions wherever, whenever and however consumers desire.

Sites
www.lithia.com
www.shift.com

www.lithiainvestorrelations.com
www.lithiacareers.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

Contact:
Eric Pitt
VP, Investor Relations and Treasurer
EPitt@lithia.com
(541) 864-1748

Forward-Looking Statements
Certain statements in this presentation, and at times made by our officers and representatives, constitute forward-looking statements within the meaning of the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Generally, you can identify forward-looking statements by terms such as “project”, “outlook,” “target”, “may,” “will,” “would,” “should,” “seek,” “expect,” “plan,” “intend,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “likely,” “goal,” “strategy,” “future,” “maintain,” and “continue” or the negative of these terms or other comparable terms. Examples of forward-looking statements in this presentation include, among others, statements regarding:

•	Future market conditions, including anticipated national new car sales levels;

•	Expected operating results, such as improved store performance; continued improvement of selling, general and administrative expenses (“SG&A”) as a percentage of gross profit and all projections;

•	Anticipated integration, success and growth of acquired stores;

•	Anticipated ability to capture additional market share;

•	Anticipated ability to find accretive acquisitions;

•	Expected revenues from acquired stores;

•	Anticipated synergies, ability to monetize our investment in digital innovation;

•	Anticipated additions of dealership locations to our portfolio in the future;

•	Anticipated availability of liquidity from our unfinanced operating real estate;

•	Anticipated levels of capital expenditures in the future; and

•	Our strategies for customer retention, growth, market position, financial results and risk management.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements in this presentation. Therefore, you should not rely on any of these forward-looking statements. The risks and uncertainties that could cause actual results to differ materially from estimated or projected results include, without limitation:

•	future economic and financial conditions (both nationally and locally);

•	changes in customer demand, our relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers;

•	risks associated with our indebtedness (including available borrowing capacity, compliance with financial covenants and ability to refinance or repay indebtedness on favorable terms);

•	the adequacy of our cash flow and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level;

•
disruptions to our technology network including computer systems and software, as well as natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our operating systems, structures, facilities or equipment; and

•
government regulations, legislation and others set forth throughout “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in “Part I, Item 1A. Risk Factors” of our most recent Annual Report on Form 10-K, and from time to time in our other filings with the SEC.

Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
This presentation contains non-GAAP financial measures such as adjusted net income and diluted earnings per share, adjusted SG&A as a percentage of revenue and gross profit, adjusted operating margin, adjusted operating profit as a percentage of gross profit, adjusted pre-tax margin, EBITDA, adjusted EBITDA, leveraged EBITDA and adjusted total debt. Non-GAAP measures do not have definitions under GAAP and may be defined differently by and not comparable to similarly titled measures used by other companies. As a result, we review any non-GAAP financial measures in connection with a review of the most directly comparable measures calculated in accordance with GAAP. We caution you not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable GAAP measures. We present cash flows from operations in the attached tables, adjusted to include the change in non-trade floor plan debt to improve the visibility of cash flows related to vehicle financing. As required by SEC rules, we have reconciled these measures to the most directly comparable GAAP measures in the attachments to this release. We believe the non-GAAP financial measures we present improve the transparency of our disclosures; provide a meaningful presentation of our results from core business operations, because they exclude items not related to core business operations and other non-cash items; and improve the period-to-period comparability of our results from core business operations. These presentations should not be considered an alternative to GAAP measures.

Lithia Motors, Inc.
Consolidated Statements of Operations (Unaudited)
(In millions except per share data)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
Revenues:
New vehicle retail	$1,707.4	$1,726.8	(1.1)%	$3,168.5	$3,181.5	(0.4)%
Used vehicle retail	888.3	804.1	10.5	1,716.2	1,519.7	12.9
Used vehicle wholesale	81.7	85.3	(4.2)	159.1	161.3	(1.4)
Finance and insurance	129.0	114.5	12.7	246.5	221.0	11.5
Service, body and parts	335.5	311.4	7.7	652.9	597.1	9.3
Fleet and other	79.8	54.4	46.7	128.2	75.6	69.6
Total revenues	3,221.7	3,096.5	4.0%	6,071.4	5,756.2	5.5%
Cost of sales:
New vehicle retail	1,612.0	1,625.3	(0.8)	2,987.2	2,993.1	(0.2)
Used vehicle retail	795.1	717.0	10.9	1,538.4	1,359.0	13.2
Used vehicle wholesale	79.9	83.4	(4.2)	156.4	158.4	(1.3)
Service, body and parts	165.2	157.7	4.8	323.1	305.0	5.9
Fleet and other	75.9	52.4	44.8	122.0	71.9	69.7
Total cost of sales	2,728.1	2,635.8	3.5	5,127.1	4,887.4	4.9
Gross profit	493.6	460.7	7.1%	944.3	868.8	8.7%
Asset impairments	—	—	NM	0.5	—	NM
SG&A expense	356.5	333.3	7.0	678.3	630.8	7.5
Depreciation and amortization	20.2	18.8	7.4	40.0	35.7	12.0
Income from operations	116.9	108.6	7.6%	225.5	202.3	11.5%
Floor plan interest expense	(19.4)	(15.6)	24.4	(37.5)	(29.2)	28.4
Other interest expense	(15.0)	(13.8)	8.7	(30.3)	(25.6)	18.4
Other income, net	3.0	1.6	NM	5.6	3.0	NM
Income before income taxes	85.5	80.8	5.8%	163.3	150.5	8.5%
Income tax expense	(23.6)	(20.1)	17.4	(45.0)	(37.8)	19.0
Income tax rate	27.6%	24.9%		27.6%	25.1%
Net income	$61.9	$60.7	2.0%	$118.3	$112.7	5.0%

Diluted net income per share:
Net income per share	$2.63	$2.44	7.8%	$5.08	$4.50	12.9%

Diluted shares outstanding	23.5	24.9	(5.6)%	23.3	25.0	(6.8)%
NM - not meaningful

Lithia Motors, Inc.
Key Performance Metrics (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Gross margin
New vehicle retail	5.6%	5.9%	(30	)bps	5.7%	5.9%	(20	)bps
Used vehicle retail	10.5	10.8	(30)		10.4	10.6	(20)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.8	49.4	140		50.5	48.9	160
Gross profit margin	15.3	14.9	40		15.6	15.1	50

Unit sales
New vehicle retail	45,887	49,027	(6.4)%		85,582	90,524	(5.5)%
Used vehicle retail	42,865	39,096	9.6		83,540	75,210	11.1
Total retail units sold	88,752	88,123	0.7		169,122	165,734	2.0

Average selling price
New vehicle retail	$37,208	$35,221	5.6%		$37,023	$35,146	5.3%
Used vehicle retail	20,724	20,567	0.8		20,543	20,206	1.7

Average gross profit per unit
New vehicle retail	$2,078	$2,070	0.4%		$2,119	$2,082	1.8%
Used vehicle retail	2,174	2,228	(2.4)		2,128	2,137	(0.4)
Finance and insurance	1,453	1,299	11.9		1,457	1,333	9.3
Total vehicle(1)	3,598	3,461	4.0		3,596	3,457	4.0

Revenue mix
New vehicle retail	53.0%	55.8%			52.2%	55.3%
Used vehicle retail	27.6	26.0			28.3	26.4
Used vehicle wholesale	2.5	2.8			2.6	2.8
Finance and insurance, net	4.0	3.7			4.1	3.8
Service, body and parts	10.4	10.1			10.8	10.4
Fleet and other	2.5	1.6			2.0	1.3

Gross Profit Mix
New vehicle retail	19.3%	22.0%			19.2%	21.7%
Used vehicle retail	18.9	18.9			18.8	18.5
Used vehicle wholesale	0.4	0.4			0.3	0.3
Finance and insurance, net	26.1	24.9			26.1	25.5
Service, body and parts	34.5	33.4			34.9	33.6
Fleet and other	0.8	0.4			0.7	0.4

	Adjusted		As reported		Adjusted		As reported
	Three months ended June 30,		Three months ended June 30,		Six months ended June 30,		Six months ended June 30,
Other metrics	2019	2018	2019	2018	2019	2018	2019	2018
SG&A as a % of revenue	10.7%	10.6%	11.1%	10.8%	11.0%	10.9%	11.2%	11.0%
SG&A as a % of gross profit	70.1	71.3	72.2	72.4	70.7	72.1	71.8	72.6
Operating profit as a % of revenue	3.9	3.7	3.6	3.5	3.9	3.6	3.7	3.5
Operating profit as a % of gross profit	25.8	24.6	23.7	23.6	25.0	23.8	23.9	23.3
Pretax margin	3.0	2.8	2.7	2.6	2.9	2.7	2.7	2.6
Net profit margin	2.2	2.0	1.9	2.0	2.1	2.0	1.9	2.0

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Same Store Operating Highlights (Unaudited)

	Three months ended June 30,		%		Six months ended June 30,		%
			Increase				Increase
	2019	2018	(Decrease)		2019	2018	(Decrease)
Revenues
New vehicle retail	$1,679.7	$1,675.8	0.2%		$3,048.7	$3,090.5	(1.4)%
Used vehicle retail	875.9	780.1	12.3		1,653.7	1,477.8	11.9
Finance and insurance	126.7	111.1	14.0		239.5	214.8	11.5
Service, body and parts	330.2	301.1	9.7		626.8	579.6	8.1
Total revenues	3,173.3	3,000.2	5.8		5,846.2	5,588.9	4.6

Gross profit
New vehicle retail	$94.0	$98.1	(4.2)%		$174.2	$182.6	(4.6)%
Used vehicle retail	92.1	84.9	8.5		173.2	157.1	10.2
Finance and insurance	126.7	111.1	14.0		239.5	214.8	11.5
Service, body and parts	167.7	149.0	12.6		317.2	284.3	11.6
Total gross profit	486.2	446.8	8.8		912.7	845.1	8.0

Gross margin
New vehicle retail	5.6%	5.9%	(30	)bps	5.7%	5.9%	(20	)bps
Used vehicle retail	10.5	10.9	(40)		10.5	10.6	(10)
Finance and insurance	100.0	100.0	—		100.0	100.0	—
Service, body and parts	50.8	49.5	130		50.6	49.0	160
Gross profit margin	15.3	14.9	40		15.6	15.1	50

Unit sales
New vehicle retail	45,046	47,431	(5.0)%		82,529	87,606	(5.8)%
Used vehicle retail	42,250	37,778	11.8		80,779	72,860	10.9

Average selling price
New vehicle retail	$37,289	$35,332	5.5%		$36,941	$35,278	4.7%
Used vehicle retail	20,731	20,649	0.4		20,472	20,282	0.9

Average gross profit per unit
New vehicle retail	$2,087	$2,068	0.9%		$2,110	$2,084	1.2%
Used vehicle retail	2,179	2,247	(3.0)		2,144	2,156	(0.6)
Finance and insurance	1,451	1,304	11.3		1,467	1,339	9.6
Total vehicle(1)	3,602	3,473	3.7		3,608	3,473	3.9

(1)	Includes the sales and gross profit related to new, used retail, used wholesale and finance and insurance and unit sales for new and used retail

Lithia Motors, Inc.
Other Highlights (Unaudited)

	As of
	June 30,	December 31,	June 30,
	2019	2018	2018
Days Supply(1)
New vehicle inventory	77	71	77
Used vehicle inventory	61	66	62
(1) Days supply calculated based on current inventory levels, excluding in-transit vehicles, and a 30-day historical cost of sales level.

Financial covenants
	Requirement	As of June 30, 2019
Current ratio	Not less than 1.10 to 1	1.25 to 1
Fixed charge coverage ratio	Not less than 1.20 to 1	2.09 to 1
Leverage ratio	Not more than 5.00 to 1	2.66 to 1

Lithia Motors, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$44.7	$31.6
Trade receivables, net	489.2	529.4
Inventories, net	2,431.9	2,365.3
Other current assets	65.7	65.1
Total current assets	$3,031.5	$2,991.4

Property and equipment, net	1,463.0	1,448.0
Intangibles	766.4	723.6
Other non-current assets	513.7	221.0
Total assets	$5,774.6	$5,384.0

Floor plan notes payable	2,123.7	2,057.7
Other current liabilities	481.6	435.8
Total current liabilities	$2,605.3	$2,493.5

Long-term debt	1,324.1	1,358.2
Other long-term liabilities and deferred revenue	570.5	335.1
Total liabilities	$4,499.9	$4,186.8

Stockholder's Equity	1,274.7	1,197.2
Total liabilities & stockholders' equity	$5,774.6	$5,384.0

Lithia Motors, Inc.
Summarized Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
	2019	2018
Net income	$118.3	$112.7
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	0.5	—
Depreciation and amortization	40.0	35.7
Stock-based compensation	7.4	6.8
(Gain) loss on disposal of assets	—	(0.1)
Gain on sale of franchises	0.3	0.4
Deferred income taxes	7.6	0.3
(Increase) decrease:
Trade receivables, net	40.1	47.9
Inventories	(63.0)	(35.5)
Other assets	6.4	20.6
Increase (decrease):
Floor plan notes payable, net	89.7	15.1
Trade payables	3.5	2.9
Accrued liabilities	(8.8)	5.5
Other long-term liabilities and deferred revenue	2.4	24.0
Net cash provided by operating activities	$244.4	$236.3

Lithia Motors, Inc.
Reconciliation of Non-GAAP Cash Flow from Operations (Unaudited)
(In millions)

	Six months ended June 30,
Net cash provided by operating activities	2019	2018
As reported	$244.4	$236.3
Floor plan notes payable, non-trade, net	(11.1)	85.8
Less: Borrowings on floor plan notes payable, non-trade associated with acquired new vehicle inventory	(19.3)	(120.9)
Adjusted	$214.0	$201.2

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Three Months Ended June 30, 2019
	As reported	Acquisition expense	Net disposal loss on sale of stores	Insurance reserves	Adjusted
Selling, general and administrative	$356.5	$(1.5)	$(0.4)	$(8.4)	$346.2

Income from operations	116.9	1.5	0.4	8.4	127.2

Income before income taxes	$85.5	$1.5	$0.4	$8.4	$95.8
Income tax benefit (expense)	(23.6)	(0.4)	(0.1)	(2.3)	(26.4)
Net income	$61.9	$1.1	$0.3	$6.1	$69.4

Diluted earnings per share	$2.63	$0.05	$0.01	$0.26	$2.95
Diluted share count	23.5

	Three Months Ended June 30, 2018
	As reported	Acquisition expense	Insurance reserve	Tax attribute	Adjusted
Selling, general and administrative	$333.3	$(3.3)	$(1.5)	$—	$328.5

Income from operations	108.6	3.3	1.5	—	113.4

Income before income taxes	$80.8	$3.3	$1.5	$—	$85.6
Income tax expense	(20.1)	(0.9)	(0.4)	(1.4)	(22.8)
Net income	$60.7	$2.4	$1.1	$(1.4)	$62.8

Diluted earnings per share	$2.44	$0.10	$0.04	$(0.06)	$2.52
Diluted share count	24.9

Lithia Motors, Inc.
Reconciliation of Certain Non-GAAP Financial Measures (Unaudited)
(In millions, except for per share data)

	Six Months Ended June 30, 2019
	As reported	Acquisition expense	Net disposal loss on sale of stores	Insurance reserve	Asset impairment	Adjusted
Asset impairments	$0.5	$—	$—	$—	$(0.5)	$—

Selling, general and administrative	678.3	(1.7)	(0.3)	(8.4)	—	667.9

Income from operations	225.5	1.7	0.3	8.4	0.5	236.4

Income before income taxes	$163.3	$1.7	$0.3	$8.4	$0.5	$174.2
Income tax benefit (expense)	(45.0)	(0.5)	(0.1)	(2.3)	(0.1)	(48.0)
Net income	$118.3	$1.2	$0.2	$6.1	$0.4	$126.2

Diluted earnings per share	$5.08	$0.05	$0.01	$0.26	0.02	$5.42
Diluted share count	23.3

	Six Months Ended June 30, 2018
	As reported	Acquisition expense	Insurance reserves	Tax attribute	Adjusted
Selling, general and administrative	$630.8	$(3.3)	$(1.5)	$—	$626.0

Income from operations	202.3	3.3	1.5	—	207.1

Income before income taxes	$150.5	$3.3	$1.5	$—	$155.3
Income tax benefit (expense)	(37.8)	(0.9)	(0.4)	(1.4)	(40.5)
Net income	$112.7	$2.4	$1.1	$(1.4)	$114.8

Diluted earnings per share	$4.50	$0.11	$0.04	$(0.06)	$4.59
Diluted share count	25.0

Lithia Motors, Inc.
Adjusted EBITDA and Leveraged Free Cash Flow (Unaudited)
(In millions)

	Three months ended June 30,		%	Six months ended June 30,		%
			Increase			Increase
	2019	2018	(Decrease)	2019	2018	(Decrease)
EBITDA and Adjusted EBITDA
Net income	$61.9	$60.7	2.0%	$118.3	$112.7	5.0%
Flooring interest expense	19.4	15.6	24.4	37.5	29.2	28.4
Other interest expense	15.0	13.8	8.7	30.3	25.6	18.4
Income tax expense	23.6	20.1	17.4	45.0	37.8	19.0
Depreciation and amortization	20.2	18.8	7.4	40.0	35.7	12.0
EBITDA	$140.1	$129.0	8.6%	$271.1	$241.0	12.5%

Other adjustments:
Less: flooring interest expense	$(19.4)	$(15.6)	24.4	$(37.5)	$(29.2)	28.4
Less: used vehicle line of credit interest	(1.1)	—	NM	(2.7)	(0.5)	440.0
Add: acquisition expenses	1.5	3.3	(54.5)	1.7	3.3	(48.5)
Less: (gain) loss on divestitures	0.4	—	NM	0.3	—	NM
Add: insurance reserve	8.4	1.5	460.0	8.4	1.5	460.0
Add: asset impairment	—	—	NM	0.5	—	NM
Adjusted EBITDA	$129.9	$118.2	9.9%	$241.8	$216.1	11.9%

Leveraged EBITDA
Adjusted EBITDA	$129.9	$118.2	9.9%	$241.8	$216.1	11.9%
Less: Capital expenditures	(28.7)	(30.4)	(5.6)	(57.8)	(72.4)	(20.2)
Leveraged EBITDA	$101.2	$87.8	15.3%	$184.0	$143.7	28.0%
NM - not meaningful